                                                                    EXHIBIT 11.1


                          FUSION MEDICAL TECHNOLOGIES, INC.
                         (a company in the development stage)
                        COMPUTATION OF NET LOSS PER SHARE (1)
                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                                 Cumulative
                                                                                                                 Period from
                                                                                                                 October 14,
                                                                                                                1992 (date of
                                                                   Year Ended December 31,                      inception) to
                                                    ----------------------------------------------------         December 31,
                                                        1996                1995                1994                 1996
                                                    ------------        ------------        ------------        -------------
Weighted average common shares
  outstanding for the period                         4,266,797           1,422,829           1,431,124            1,715,614
Common equivalent shares pursuant
  to Staff Accounting Bulletin No. 83                  519,808             519,808             519,808              519,808
                                                  ------------        ------------        ------------        -------------

Shares used in computing per share amounts           4,786,605           1,942,637           1,950,932            2,235,422
                                                  ------------        ------------        ------------        -------------
                                                  ------------        ------------        ------------        -------------

Net loss                                           $(6,955,558)        $(3,280,713)        $(1,153,293)        $(11,592,778)
                                                  ------------        ------------        ------------        -------------
                                                  ------------        ------------        ------------        -------------
Net loss per share                                 $     (1.45)        $     (1.69)        $     (0.59)        $      (5.19)
                                                  ------------        ------------        ------------        -------------
                                                  ------------        ------------        ------------        -------------



(1)  There is no difference between primary and fully diluted loss per share.